Exhibit 5.1
Steven M. Przesmicki
(858) 550-6070
przes@cooley.com
October 15, 2010
Anadys Pharmaceuticals, Inc.
5871 Oberlin Drive, Suite 200
San Diego, CA 92121
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the offering by Anadys Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of up to 13,888,889 shares of the Company’s common stock, par value $0.001 (the “Shares”), including up to 2,083,333 shares of common stock that may be sold pursuant to the exercise of an over-allotment option, pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-158342) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus dated April 23, 2009 (the “Base Prospectus”), and the prospectus supplement dated October 15, 2010, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). (The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.”) The Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.
In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Amended and Restated Certificate of Incorporation, its Amended and Restated Bylaws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.
Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.
4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

Anadys Pharmaceuticals, Inc.
Page Two
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, Cooley llp
By:	/s/ Steven M. Przesmicki
Steven M. Przesmicki
4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM